EXHIBIT 10.7

REQUEST FOR FULL RECONVEYANCE

TO:           Griffiths & Turner / GT Title Services, Inc., Trustee

The undersigned represents and warrants that it is the holder and owner of the entire beneficial interest created by a Trust Deed (the “Trust Deed”) dated as of February 15, 2011, given by Tonaquint, Inc., a Utah corporation, to Tyler Turner, as trustee for the benefit of Silver Dragon Resources Inc., a Delaware corporation, which Trust Deed was recorded February ___, 2011, as Entry No. _______________in the official real property records of Salt Lake County, Utah. The undersigned also represents and warrants that it is the party entitled to the performance of all of the obligations described in the Trust Deed (the “Obligations”).

All of the Obligations and conditions for reconveyance have been fully discharged and satisfied. Accordingly, you are hereby requested and directed to cancel the Trust Deed and to reconvey, without warranty, to the person, persons, entity, or entities entitled thereto all of the estate now held by you under the same.

DATED February 15, 2011.

SILVER DRAGON RESOURCES INC.

By: /s/ Marc Hazout
Name: Marc Hazout
Title: President and CEO

STATE OF ______	)
: ss
COUNTY OF ______	)

The foregoing instrument was acknowledged before me this ____ day of __________20___ by _____________________, the ___________of Silver Dragon Resources Inc., the signer of the above instrument, who duly acknowledged to me that he executed the same on behalf of such corporation.

________________________________
Notary Public